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EXHIBIT 10.18

PINNACLE GAS RESOURCES, INC.

11,161,070 Shares of Common Stock

PURCHASE/PLACEMENT AGREEMENT

March 31, 2006

PURCHASE/PLACEMENT AGREEMENT

March 31, 2006

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
1001 19th Street North
Arlington, Virginia 22209

Dear Sirs:

        PINNACLE GAS RESOURCES, INC., a Delaware corporation (the "Company"), proposes to issue and sell to you, Friedman, Billings, Ramsey & Co., Inc. ("FBR"), as initial purchaser, a number of shares of the Company's common stock, par value $0.01 per share (the "Common Stock") equal to 11,161,070 shares of Common Stock less the number of Regulation D Shares sold in the Private Placement (each as defined herein) (the "144A/Regulation S Shares").

        FBR will also act as the Company's exclusive placement agent in connection with the Company's offer and sale to certain "Accredited Investors" (as such term is defined in Regulation D ("Regulation D") under the Securities Act of 1933, as amended (the "Securities Act")), of (a) that number of shares of Common Stock equal to the difference between 11,161,070 shares and the number of 144A/Regulation S Shares (the "Regulation D Shares" and, together with the 144A/Regulation S Shares, the "Initial Shares"), and (b) the Placed Option Shares (as defined herein), as set forth in the Final Memorandum (as defined herein) under the headings "Plan of Distribution" and "Private Placement". The offer and sale of the shares described in the first sentence of this paragraph (the "Private Placement Shares") is referred to herein as the "Private Placement". The Private Placement, together with the sale of the 144A/Regulation S Shares by FBR, is referred to herein as the "Offering."

        In addition, the Company proposes to grant to you the option described in Section 1(c) hereof (the "Option") to purchase or place all or any part of 1,674,160 additional shares of Common Stock (the "Option Shares" and, together with the Initial Shares, the "Shares") to cover additional allotments, if any.

        The offer and sale of the Shares to you and to the Accredited Investors, respectively, will be made without registration of the Shares under the Securities Act and the rules and regulations thereunder (the "Securities Act Regulations"), in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof. You have advised the Company that you will make offers and sales ("Exempt Resales") of the 144A/Regulation S Shares and the Purchased Option Shares (as defined herein), if any, purchased by you hereunder (such shares referred to collectively herein as "Resale Shares") in accordance with Section 3 hereof on the terms set forth in the Final Memorandum (as defined herein), as soon as you deem advisable after this agreement (the "Agreement") has been executed and delivered.

        In connection with the offer and sale of the Shares, the Company has prepared (i) a preliminary offering memorandum, subject to completion, dated March 15, 2006, a supplement to the preliminary offering memorandum, subject to completion, dated March 31, 2006, and any amendments or supplements thereto (the "Preliminary Memorandum"), and (ii) a final offering memorandum, dated the date hereof and as it may be amended or supplemented from time to time prior to the Closing Time (the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Shares. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum in connection with (i) the offering and resale of the Resale Shares by FBR and by all dealers to whom Resale Shares may be sold and (ii) the Private Placement. Any references to the Preliminary Memorandum or the Final Memorandum shall be deemed to include all exhibits and annexes thereto.

        It is understood and acknowledged that holders (including subsequent transferees) of the Shares will have the registration rights set forth in the registration rights agreement between the Company and FBR, which shall be in substantially the form attached hereto as Exhibit A and dated as of the Closing

Time (as defined herein) (the "Registration Rights Agreement"), for so long as such securities constitute "Registrable Shares" (as defined in the Registration Rights Agreement).

        Pursuant to, and subject to the terms of, the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, a shelf registration statement on Form S-1 or such other appropriate form pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement") relating to the resale by holders of the Registrable Shares, and to use its best efforts to cause any such registration statement to be declared effective.

        The Company and FBR agree as follows:

        1.    Sale and Purchase.

          (a)    144A/Regulation S Shares.    Upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company agrees to issue and sell to FBR and FBR agrees to purchase from the Company the 144A/Regulation S Shares at a purchase price of $10.23 per share (the "144A/Regulation S Purchase Price"), reflecting an initial purchaser's discount of $0.77 per share on the initial offering price of the 144A/Regulation S Shares set forth in the Final Memorandum.

          (b)    Regulation D Shares.    The Company agrees to issue and sell the Regulation D Shares and, to the extent that FBR exercises the option described in Section 1(c), the Placed Option Shares, for which the Accredited Investors have subscribed pursuant to the terms and conditions set forth in the subscription agreements substantially in the forms attached to the Preliminary Memorandum as Annex III and Annex IV, as applicable (each a "Subscription Agreement"). The Private Placement Shares will be sold by the Company pursuant to this Agreement at a price of $11.00 per share (the "Regulation D Purchase Price"). As compensation for the services to be provided by FBR in connection with the Private Placement, the Company shall pay to FBR at each of the Closing Time and any Secondary Closing Time (as defined herein), to the extent applicable, an amount equal to $0.77 per Private Placement Share sold at such time (the "Placement Fee").

          (c)    Option Shares.    Upon the basis of the representations and warranties and subject to the other terms and conditions herein set forth, the Company hereby grants an option to FBR to (i) purchase from the Company, as initial purchaser, up to an aggregate of 1,674,160 Option Shares at the 144A/Regulation S Purchase Price per share (the "Purchased Option Shares"); and (ii) place, as exclusive placement agent for the Company, up to that number of Option Shares remaining after subtracting any Purchased Option Shares with respect to which FBR has exercised its option pursuant to clause (i), at the Regulation D Purchase Price per share (the "Placed Option Shares"). The option granted hereby will expire thirty (30) days after the date hereof and may be exercised in whole or in part from time to time in one or two installments, including at the Closing Time, only for the purpose of covering additional allotments which may be made in connection with the offering and distribution of the Initial Shares. The option shall be exercised pursuant to written notice by FBR to the Company setting forth (i) the number of Option Shares as to which FBR is then exercising the option, (ii) the names and denominations to which the Option Shares are to be delivered in book-entry form through the facilities of The Depository Trust Company ("DTC"), if available, (iii) the number of Option Shares that will be Purchased Option Shares and the number of Option Shares that will be Placed Option Shares, and (iv) the time and date of payment for and delivery of such Option Shares in book-entry form. Any such time and date of payment and delivery shall be determined by FBR, but shall not be later than five (5) full business days nor earlier than two (2) full business day after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed in writing by FBR and the Company.

          (d)   FBR hereby agrees to reimburse the Company, at the Company's discretion, at each of the Closing Time and any Secondary Closing Time, as applicable, an amount equal to 1.0% of the aggregate gross proceeds from (i) the Offering and (ii) the exercise of the Option, if any, respectively.

        2.    Payment and Delivery.

          (a)    144A/Regulation S Shares.    The closing of FBR's purchase of the 144A/Regulation S Shares shall be held at the Houston office of Andrews Kurth LLP (unless another place shall be agreed upon by FBR and the Company). At the closing, subject to the satisfaction or waiver of the closing conditions set forth herein, FBR shall pay to the Company the aggregate purchase price for the 144A/Regulation S Shares by wire transfer of immediately available funds to an account previously designated by the Company in writing against delivery by the Company of the 144A/Regulation S Shares to FBR for FBR's account through the facilities of DTC in such denominations and registered in such names as FBR shall specify. Such payment and delivery shall be made at or around 9:00 a.m., Central time, on the seventh (7th) business day after the date hereof (unless another time, not later than ten (10) business days after the date hereof, shall be agreed to by FBR and the Company). The time at which such payment and delivery are actually made is hereinafter called the "Closing Time".

          (b)    Regulation D Shares.    At the Closing Time, subject to the satisfaction of the closing conditions set forth herein, FBR shall cause the escrow agent (the "Escrow Agent") holding funds required to purchase the Regulation D Shares to pay to the Company the aggregate applicable purchase price for the Regulation D Shares received by FBR prior to the Closing Time (net of any Placement Fee, if the Placement Fee is withheld as provided in the third paragraph of this Section 2(b)) against the Company's delivery of the Regulation D Shares to FBR, as placement agent in respect of such shares, in book-entry form through the facilities of DTC for each such Accredited Investor's account.

          At FBR's option, it may delay the placement of up to 3% of the Regulation D Shares (the "Extended Regulation D Shares") for an additional five (5) business days after the Closing Time (the "Extended Regulation D Closing Date") at which time FBR shall cause the Escrow Agent, to the extent it has available funds transferred to it by Accredited Investors, to pay the Company the aggregate applicable purchase price for the Extended Regulation D Shares placed by FBR (net of any Placement Fee, if the Placement Fee is withheld as provided herein) against the Company's delivery of the Extended Regulation D Shares to the purchasers thereof, in book-entry form through the facilities of DTC. Extended Regulation D Shares may only be placed with Accredited Investors who have committed to purchase Regulation D Shares before the Closing Time. The time at which payment and delivery on an Extended Regulation D Closing Date is actually made is hereinafter sometimes called the "Extended Closing Time."

          At each of the Closing Time or any Extended Closing Time, unless FBR has withheld such amount from the applicable purchase price paid by FBR to the Company with respect to the Regulation D Shares placed by FBR on such date, the Company shall pay to FBR, by wire transfer of immediately available funds to an account or accounts designated by FBR, any Placement Fee amount payable with respect to the Regulation D Shares for which the Company shall have received the purchase price.

          (c)    Option Shares.    The closing of FBR's purchase or placement of the Option Shares shall occur from time to time at the Houston office of Andrews Kurth LLP (unless another place shall be agreed upon by FBR and the Company). On the applicable Secondary Closing Time (as defined herein), subject to the satisfaction or waiver of the closing conditions set forth herein, FBR shall pay to the Company the aggregate applicable purchase price for the Option Shares then purchased or placed by FBR (net of any Placement Fee with respect to any Placed Option Shares) by wire transfer of immediately available funds against the Company's delivery of the Option Shares. Such payment and delivery shall be made at or around 9:00 a.m., Central time, on each Secondary Closing Time. The Option Shares shall be delivered in book-entry form through the facilities of DTC, in such names and in such denominations as FBR shall specify. The time at which payment by FBR for and delivery by the Company of any Option Shares are actually made is referred to herein as a "Secondary Closing Time".

        3.    Offering of the Shares; Restrictions on Transfer.

          (a)   FBR represents and warrants to and agrees with the Company that (i) it has not solicited and will not solicit any offer to buy, and has not and will not make any offer to sell, the Shares by means of any form of general solicitation or general advertising (within the meaning of Regulation D), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, and, with respect to Resale Shares sold in reliance on Regulation S under the Securities Act ("Regulation S"), by means of any directed selling efforts (within the meaning of Regulation S) in the United States; and (ii) it has solicited and will solicit offers to buy the Resale Shares only from, and has offered and will offer, sell and deliver the Resale Shares only to, (A) persons who it reasonably believes to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) ("QIBs") or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and who provide to it a fully completed and executed purchaser's letter substantially in the form of Annex I to the Preliminary Memorandum or Final Memorandum, and (B) persons (each a "Regulation S Purchaser") to whom, and under which circumstances, it reasonably believes offers and sales of Resale Shares may be made without registration under the Securities Act in reliance on Regulation S thereunder, and who provide to it a fully completed and executed purchaser's letter substantially in the form of Annex II to the Preliminary Memorandum or Final Memorandum (such persons specified in clauses (A) and (B) being referred to herein as the "Eligible Purchasers").

          (b)   The Company represents and warrants to and agrees with FBR that it (together with its respective affiliates) has not solicited and will not solicit any offer to buy, and it (together with its respective affiliates) has not offered and will not offer to sell, the Shares by means of any form of general solicitation or general advertising (within the meaning of Regulation D), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, and it has solicited and will solicit offers to buy the Private Placement Shares only from, and has offered and will offer, sell or deliver the Shares only to, Accredited Investors with whom FBR had a pre-existing relationship. The Company also represents and warrants and agrees that it will sell the Private Placement Shares only to persons that have provided to the Company a fully completed and executed Subscription Agreement.

          (c)   The Company represents and warrants to and agrees with FBR that, assuming the accuracy of FBR's representations and warranties and FBR's compliance with its obligations set forth in this Section 3, (i) none of the Company or any of its respective affiliates or any person acting on behalf of it or its affiliates has engaged in, nor will it engage in, any directed selling efforts (as that term is defined in Regulation S) with respect to the Shares; and (ii) the Company or any of its respective affiliates, and any person acting on behalf of it or its affiliates (in each case, other than FBR as to which no representation is made) have complied, and will comply, with the offering restrictions requirement of Regulation S.

          (d)   FBR represents and warrants that it has not offered or sold, nor will it offer or sell, any Resale Shares in a jurisdiction outside of the United States except in material compliance with all applicable laws, regulations and rules of those countries.

          (e)   Each of FBR and the Company severally represents and warrants to the other that no action is being taken by it or is contemplated that would permit an offering or sale of the Shares or possession or distribution of the Preliminary Memorandum or the Final Memorandum or any other offering material relating to the Shares in any jurisdiction where, or in any other circumstances in which, action for those purposes is required (other than in jurisdictions where such action has been duly taken by counsel for FBR).

          (f)    FBR and the Company agree that FBR may arrange (i) for the private offer and sale of a portion of the Resale Shares to a limited number of Eligible Purchasers (which may include affiliates of FBR), and (ii) for the private offer and sale of the Private Placement Shares by the Company to Accredited Investors (which may include affiliates of FBR), in each case under restrictions and other circumstances designed to preclude a distribution of the Shares that would require registration of the Shares under the Securities Act.

          (g)   FBR and the Company agree that the Shares may be resold or otherwise transferred by the holders thereof only if the offer and sale of such Shares are registered under the Securities Act or if an exemption from registration is available. FBR hereby establishes and agrees that it has observed and will observe the following procedures in connection with offers, sales and subsequent resales or other transfers of any Shares placed by FBR:

            (i)    Sales only to Eligible Purchasers.    Initial offers and sales of the Resale Shares will be made only in Exempt Resales by FBR to investors that FBR reasonably believes to be Eligible Purchasers and who have delivered to the Company and FBR a fully completed and executed purchaser's letter substantially in the form of Annex I or II, as applicable, to the Preliminary Memorandum or Final Memorandum.

            (ii)   No general solicitation.    The Shares will be offered only by approaching prospective purchasers on an individual basis with whom FBR has an existing relationship. No general solicitation or general advertising within the meaning of Regulation D will be used in connection with the offering of the Shares (including advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising).

            (iii)  Restrictions on transfer.    The Preliminary Memorandum and the Final Memorandum shall state that the offer and sale of the Shares have not been and will not be registered (other than pursuant to the Registration Rights Agreement) under the Securities Act, and that no resale or other transfer of any Shares or any interest therein prior to the date that is two years (or such shorter period as is prescribed by Rule 144(k) under the Securities Act as then in effect) after the later of the original issuance of such Shares and the last date on which the Company or any "affiliate" (as defined in Rule 144 under the Securities Act) of the Company was the owner of such Shares may be made by a purchaser of such Shares except as follows:

              (A)  to the Company or any subsidiary thereof,

              (B)  pursuant to a registration statement that has been declared effective under the Securities Act,

              (C)  for so long as the Shares are eligible for resale pursuant to Rule 144A under the Securities Act, in a transaction complying with the requirements of Rule 144A to a person who such purchaser reasonably believes is a QIB that purchases for its own account or for the account of a QIB and to whom notice is given that the offer, resale, pledge or transfer is being made in reliance on Rule 144A,

              (D)  pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S, with the consent of the Company,

              (E)  to an Accredited Investor that is acquiring the Shares for his, her or its own account or an investment adviser who is acquiring the Shares for the account of an Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof, or

              (F)  pursuant to any other available exemption from the registration requirements of the Securities Act,

    in each case in accordance with any applicable federal securities laws and the securities laws of any state of the United States or other jurisdiction.

          (h)   FBR and the Company agree that each initial resale of Resale Shares by FBR (and each purchase of Resale Shares from the Company by FBR) in accordance with this Section 3 shall be deemed to have been made on the basis of and in reliance on the representations, warranties, covenants and agreements (including, without limitation, agreements with respect to indemnification and contribution) of the Company herein contained.

          (i)    Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the global certificates representing the Shares (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend (along with such other legends as FBR and its counsel deem necessary):

        "THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

        THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF PINNACLE GAS RESOURCES, INC. (THE "COMPANY"), AND ITS AGENTS THAT, ABSENT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT: (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO THE COMPANY OR A SUBSIDIARY THEREOF, (II) TO A "QUALIFIED INSTITUTIONAL BUYER" PURSUANT TO RULE 144A, (III) TO A PERSON WHO IS NOT A UNITED STATES PERSON IN AN "OFFSHORE" TRANSACTION PURSUANT TO REGULATION S OR (IV) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, AS CONFIRMED TO THE ISSUER BY AN OPINION OF COUNSEL IF REQUESTED, SUBJECT IN EACH OF THE FOREGOING CASES TO COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY JURISDICTION."

        4.    Representations and Warranties of the Company.

          The Company hereby represents and warrants to FBR that, as of the date of this Agreement:

          (a)   the Preliminary Memorandum did not, as of its date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Final Memorandum will not, as of its date, at the Closing Time and at each Secondary Closing Time (if any), contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement in or omission from the Preliminary Memorandum or Final Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by FBR expressly for use therein (that information being limited to that described in the last sentence of Section 8(b) hereof);

          (b)   the Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, with requisite corporate power and authority to own, lease or operate its properties and to conduct its business as described in the Final Memorandum and to execute and deliver this Agreement and the Registration Rights Agreement, and to consummate the transactions contemplated hereby (including the issuance, sale and delivery of the Shares) and thereby;

          (c)   the Company does not, and as of the Closing Time will not, own or control, directly or indirectly, any corporation, association or other entity;

          (d)   the Company had, at the date indicated and at the Closing Time, the duly authorized capitalization set forth in the Final Memorandum under the caption "Capitalization" after giving effect to the adjustments set forth thereunder; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and have not been issued in violation of or subject to any preemptive right or other similar right of stockholders arising by operation of law, under the Charter Documents (as defined below) of the Company, under any agreement to which the Company is a party or otherwise; and except as disclosed in or contemplated by the Final Memorandum, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options;

          (e)   the Shares to be issued and sold by the Company hereunder have been duly authorized for issuance, sale and delivery pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance, sale and delivery of the Shares by the Company are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders arising by operation of law, under the Charter Documents of the Company, under any agreement to which the Company is a party or otherwise, other than as provided for in the Final Memorandum or pursuant to the Registration Rights Agreement;

          (f)    the Company is duly qualified, registered or licensed by, and is in good standing in, each jurisdiction in which it conducts its business, or in which it owns or leases property or maintains an office and in which such qualification, registration or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified, registered or licensed could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), results of operations or prospects of the Company taken as a whole (a "Material Adverse Effect");

          (g)   the Company has (i) defensible title to (a) all its interests in the producing gas and oil interests described in the Final Memorandum and (b) all other material real property reflected as assets owned by them in the Final Memorandum, and (ii) good title to substantially all personal property reflected as assets owned by them in the Final Memorandum, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages, claims or defects (collectively, "Liens"), except such Liens (i) as are disclosed in the Final Memorandum, (ii) as could not reasonably be expected to have a Material Adverse Effect, (iii) securing taxes and other governmental charges, or claims of materialmen, mechanics and similar persons, not yet due and payable, (iv) under oil and gas leases, options to lease, operating agreements, utilization and pooling agreements, participation and drilling concessions agreements and gas sales contracts, securing payment of amounts not yet due and payable and of a scope and nature customary in the oil and gas industry, or (v) arising under or permitted by the Company's credit facility; any real property or personal property held under lease by the Company is held under enforceable leases, with such exceptions as are disclosed in the Final Memorandum or as could not reasonably be expected to have a Material Adverse Effect, and the Company has not received any written notice of any material claim that has been asserted by anyone adverse to the rights of the Company under any such lease or affecting the rights of the Company to the continued possession of the leased premises under such lease; the gas and mineral leases, options to lease, drilling rights and concessions or other arrangements held by the Company reflect in all material respects the right of the Company to explore, develop or receive production from the unexplored and undeveloped acreage that the Company owns as described in the Final Memorandum, and the care taken by the Company with respect to acquiring or otherwise procuring such leases, options to lease, drilling rights and concessions or other arrangements has been generally consistent with standard industry practices in the areas in which the Company operates for acquiring or procuring leases or interests therein to explore, develop or produce hydrocarbons; and title investigations have been carried out by or on behalf of the Company with respect to all its interests in the producing gas and oil interests described in the Final Memorandum, in accordance with reasonable practice in the gas industry in the areas in which the Company operate,

          (h)   the Company owns or possesses such licenses or other adequate rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles") as are necessary to entitle the Company to conduct the Company's business described in the Final Memorandum, except where failure to own or possess any of the foregoing would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and the Company has not received written notice of any infringement of or conflict with (and, upon due inquiry, the Company does not know of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect;

          (i)    the Company has not violated, or received written notice of any violation with respect to, any law, rule, regulation, order, decree or judgment applicable to it and its business, including those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

          (j)    except with respect to FBR, the Company has not incurred any liability for any finder's fees or similar payments in excess of 1.0% of the gross proceeds from the Offering in connection with the transactions contemplated hereby;

          (k)   except as disclosed in the Final Memorandum, the Company is (i) not in violation of the second amended and restated certificate of incorporation, the amended and restated bylaws, or other organizational documents (collectively, the "Charter Documents") and (ii) not in breach of, or default under, nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound or affected, except for such violations, breaches or defaults which would not have a Material Adverse Effect;

          (l)    the execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement, the issuance, sale and delivery of the Shares by the Company, the consummation by the Company of the transactions contemplated hereby and, in the case of the Company only, thereby, and the compliance by the Company with the terms and provisions hereunder and, in the case of the Company only, thereunder will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Charter Documents of the Company, (ii) any provision of any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company is a party or by which it or its properties may be bound or affected, except pursuant to the Company's credit agreement, which will be resolved prior to the Closing Date, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company, except in the case of clauses (ii) or (iii) for such conflicts, breaches or defaults which have been validly waived or would not reasonably be expected to have a Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company;

          (m)  this Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by FBR, is enforceable in accordance with its terms, and the Registration Rights Agreement has been duly authorized by the Company and at the Closing Time will have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by FBR, will constitute a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except in each case as may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws relating to or affecting creditors' rights and remedies generally, and by general principles of equity, and except to the extent that the indemnification and contribution provisions hereof or thereof may be limited by applicable laws and public policy considerations in respect thereof;

          (n)   the Purchase and Sale Agreement entered into between the Company and Kennedy Oil (the "Kennedy Agreement") is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws relating to or affecting creditors' rights and remedies generally, and by general principles of equity, and except to the extent that the indemnification and contribution provisions thereof may be limited by applicable laws and public policy considerations in respect thereof; and to the knowledge of the Company, no circumstance exists that would reasonably be expected to result in a failure of the Company to consummate the transaction set forth in the Kennedy Agreement.

          (o)   the Shares, this Agreement and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in the Final Memorandum;

          (p)   assuming the accuracy of FBR's representations and warranties and compliance with its agreements set forth in Section 3 of this Agreement and that the purchasers who buy the Resale Shares in Exempt Resales are Eligible Purchasers, no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance by the Company of this Agreement or the Registration Rights Agreement, or the consummation by the Company of the transactions contemplated hereby and, in the case of the Company, thereby, or the issuance, sale and delivery of the Shares as contemplated hereby, other than (i) such as have been obtained or made, or will have been obtained or made at the Closing Time, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered or placed by FBR, (iii) with or by federal or state securities regulatory authorities in connection with or pursuant to the Registration Rights Agreement, including without limitation the filing of the Shelf Registration Statement required thereby with the Commission, and (iv) the filing of a Form D with the Commission and with the applicable state regulatory authorities;

          (q)   except as described in the Final Memorandum, the Company has (i) all licenses, permits, certificates, authorizations, consents and approvals and (ii) made all filings under any federal, state, local or foreign law, regulation or rule, in each case, that are required in order to conduct its business as described in the Final Memorandum, except to the extent that any failure to have any such licenses, permits, certificates, authorizations, consents or approvals or to make any such filings would not, individually or in the aggregate, have a Material Adverse Effect; and the Company is not in violation of, or in default under, any such license, permit, certificate, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, the effect of which could reasonably be expected to have a Material Adverse Effect;

          (r)   the copies of all such material contracts, agreements, instruments and other documents (including governmental licenses, authorizations, permits, consents and approvals and all amendments or waivers relating to any of the foregoing) that have been previously furnished to FBR or its counsel are complete and genuine and include all material collateral and supplemental agreements thereto;

          (s)   there are no actions, suits, proceedings, inquiries or investigations (collectively, "proceedings") pending or, to the knowledge of the Company, threatened against the Company, or any of its properties, directors, officers or affiliates at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency other than proceedings accurately described in all material respects in the Final Memorandum or proceedings that could not reasonably be expected to have a Material Adverse Effect; other than FBR, the Company has not authorized anyone to make any representations regarding the offer and sale of the Shares, or regarding the Company in connection therewith; and the Company has not received notice of any order or decree preventing the use of the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto, nor has any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act been issued and no proceeding for that purpose has commenced or is pending or, to its knowledge, is contemplated;

          (t)    no securities of the Company are of the same class (within the meaning of Rule 144A under the Securities Act) as the Shares and listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted in a U.S. automated inter-dealer quotation system;

          (u)   subsequent to the date of the Final Memorandum, and except as may be otherwise stated in the Final Memorandum, there has not been (i) any event, circumstance or change that has, or could reasonably be expected to have, a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, which is material to the Company, contemplated or entered into by the Company, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company, other than in the ordinary course of business, which is material to the Company, (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, or any purchase by the Company of any of its outstanding capital stock, other than dividends accruing with respect to the Company's Series A Redeemable Preferred Stock (the "Preferred Stock") up and until the Closing Time which, at such time, the Preferred Stock, together with all accrued dividends, shall be redeemed with a portion of the net proceeds from the Offering or (v) other than with respect to the reorganization of the Company as described in the Final Memorandum and the redemption of the Preferred Stock, any change of the capital stock or indebtedness of the Company;

          (v)   the Company is not, nor upon the sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Final Memorandum under the caption "Use of Proceeds", will be, an "investment company" (as such term is defined in the Investment Company Act of 1940, as amended);

          (w)  there are no persons with registration or other similar rights to have any securities registered by the Company under the Securities Act, except as disclosed in the Final Memorandum or pursuant to the Registration Rights Agreement;

          (x)   the Company has not relied upon FBR or legal counsel for FBR for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

          (y)   in connection with the offering of the Shares, neither the Company, nor any of its affiliates (as defined in Section 501(b) of Regulation D) has, whether directly or through any agent or person acting on its behalf (other than FBR): (i) offered Common Stock of the Company or any other securities convertible into or exchangeable or exercisable for such Common Stock in a manner in violation of the Securities Act or the rules and regulations thereunder, (ii) solicited offers to buy or sold Shares by any form of general solicitation or general advertising (within the meaning of Regulation D), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, (iii) distributed any other offering material in connection with the offer and sale of the Shares, other than as described in the Preliminary Memorandum or Final Memorandum, or (iv) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) which is or will be integrated with the offering and sale of the Shares in a manner that would require the registration of the Shares under the Securities Act;

          (z)   neither the Company nor any of its controlled affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the Bylaws of the National Association of Securities Dealers, Inc. (the "NASD")) any member firm of the NASD;

          (aa) none of the Company or any of its directors, officers, representatives or controlled affiliates has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Securities Act, the Exchange Act or otherwise, in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

          (bb) except as described in the Final Memorandum, the Company carries, or is covered by, insurance (issued by insurers of recognized financial responsibility to the best knowledge of the Company) in such amounts and covering such risks as is appropriate for the conduct of its business and the value of the assets to be held by it upon the consummation of the transactions contemplated by the Final Memorandum and as is customary for companies engaged in the coalbed methane gas and oil exploration and development industries, all of which insurance is in full force and effect;

          (cc) the financial statements, including the notes thereto, included in the Final Memorandum fairly present the financial condition of the Company as of the respective dates thereof, and the results of its operations for the periods then ended, correctly reflect and disclose all extraordinary items, and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis;

          (dd) Ehrhardt, Keefe, Steiner & Hottman LLP, who have certified certain financial statements and supporting schedules, if any, included in the Final Memorandum, whose reports with respect to such financial statements and supporting schedules, if any, are included in the Final Memorandum and who have delivered the comfort letters referred to in Section 6(b) hereof, are independent registered public accountants with respect to the Company within the meaning of the Securities Act or the Securities Act Regulations.

          (ee) neither the Company nor to the Company's knowledge, any employee or agent of the Company, has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, including without limitation the "know your customer" and anti-money laundering laws of any jurisdiction;

          (ff)  except where such failure to file or pay an assessment or lien would not in the aggregate reasonably be expected to have a Material Adverse Effect or where such matters are being contested in good faith with taxing authorities, (i) the Company has accurately prepared and timely filed any and all federal, state and foreign tax returns that are required to be filed by it, if any, (taking into account any extension of time to file granted or obtained on behalf of the Company) and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties, shown to be due thereon, with respect to the periods covered by such tax returns (ii) no deficiency assessment with respect to a proposed adjustment of the Company's federal, state, local or foreign taxes is pending or, to the best of the Company's knowledge, threatened; (iii) since the date of the most recent audited financial statements, the Company has not incurred any liability for taxes other than in the ordinary course of its business; and (iv) there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company;

          (gg) except as described in the Final Memorandum or as would not in the aggregate reasonably be expected to have a Material Adverse Effect, (i) the Company is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or the protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (ii) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, and (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company relating to Hazardous Materials or any Environmental Laws;

          (hh) the information underlying the estimates of the Company's proved reserves that was supplied to Netherland, Sewell & Associates, Inc. (the "Reserve Engineers") for the purposes of preparing the reserve reports and estimates of the proved reserves of the Company disclosed in the Final Memorandum, including production and costs of operation, was true and correct in all material respects on the dates such estimates were made, and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves, natural gas price fluctuations, and fluctuations in demand for natural gas, and except as disclosed in the Final Memorandum, the Company is not aware of any facts or circumstances that would result in a materially adverse change in the aggregate net reserves, or the present value of the future net cash flows therefrom, as described in the Final Memorandum and as reflected in the reports the Reserve Engineers prepared with regard to the reserves that we own; the estimates of such reserves and present value as described in the Final Memorandum and reflected in the reports referenced therein have been prepared in a manner that complies with the applicable requirements of the rules under the Securities Act with respect to proved reserves;

          (ii)   the Reserve Engineers are independent engineers with respect to the Company; and

          (jj)   The Final Memorandum contains all information specified in, and meets the requirements of, Rule 144A(d)(4) under the Securities Act.

        Any certificate signed by any officer of the Company delivered to FBR or to counsel for FBR pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to FBR as to the matters covered thereby.

        5.    Certain Covenants of the Company.

          The Company hereby agrees with FBR:

          (a)   to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offer and sale under, or establishing an exemption from such qualification under, the securities or blue sky laws of such states and other jurisdictions as FBR may designate or as required for the Private Placement and to maintain such qualifications in effect as long as required by such laws for the distribution of the Shares and for the Exempt Resales of the Resale Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of, or subject itself to taxation as doing business in, any such state or other jurisdiction (except service of process with respect to the offering and sale of the Shares);

          (b)   to prepare the Final Memorandum in a form reasonably approved by FBR and to furnish promptly (and with respect to the initial delivery of such Final Memorandum, not later than 12:00 p.m. (New York City time) on the third business day following the execution and delivery of this Agreement) to FBR or to purchasers upon the direction of FBR as many copies of the Final Memorandum (and any amendments or supplements thereto) as FBR may reasonably request for the purposes contemplated by this Agreement;

          (c)   to advise FBR promptly, confirming the general nature of such advice in writing, of: (i) the happening of any event known to the Company prior to the date on which all of the Resale Shares have been sold by FBR, which, in the judgment of the Company, would require the making of any change in the Final Memorandum then being used so that the Final Memorandum would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification of the Shares, or of any exemption from such qualification or from registration of the Shares, for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if any government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible;

          (d)   to furnish (or, once the Shelf Registration Statement is effective, to make available through electronic filings with the Commission) to FBR for a period of two years from the Closing Time, (i) copies of all annual, quarterly and current reports supplied to holders of the Shares, (ii) copies of all reports filed by the Company with the Commission, and (iii) such other information as FBR may reasonably request regarding the Company;

          (e)   not to amend or supplement the Final Memorandum prior to the Closing Time or any Secondary Closing Time unless FBR shall previously have been advised thereof and shall have consented thereto (which consent shall not be unreasonably withheld or delayed) or not have reasonably objected thereto (for legal reasons) in writing within a reasonable time after being furnished a copy thereof;

          (f)    during any period in the two years (or such shorter period as may then be applicable under the Securities Act regarding the holding period for securities under Rule 144(k) under the Securities Act or any successor rule) after the Closing Time in which the Company is not subject to Section 13 or 15(d) of the Exchange Act to furnish, upon request, to any holder of such Shares the information ("Rule 144A Information") specified in Rule l44A(d)(4) under the Securities Act and any additional information ("PORTAL Information") required by the National Association of Securities Dealers, Inc. PortalSM Market ("PORTAL"), and any such Rule l44A Information and Portal Information will not, at the date thereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

          (g)   to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Final Memorandum;

          (h)   that neither the Company nor any of its affiliates (as defined in Section 501(b) of Regulation D) will, whether directly or through any agent or person acting on its behalf (other than FBR): (i) offer Common Stock of the Company or any other securities convertible into or exchangeable or exercisable for such Common Stock in a manner in violation of the Securities Act or the rules and regulations thereunder, (ii) distribute any other offering material in connection with the offer and sale of the Shares, other than as described in the Preliminary Memorandum or Final Memorandum, or (iii) sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act), any of which will be integrated with the offering and sale of the Shares in a manner that would require the registration under the Securities Act of the sale to FBR or the Eligible Purchasers of the Resale Shares or to the Accredited Investors of the Private Placement Shares;

          (i)    that neither the Company nor any of its affiliates will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares;

          (j)    that, except as permitted by the Securities Act, neither the Company nor any of its affiliates will distribute any offering materials in connection with Exempt Resales;

          (k)   except as provided in Section 5(a) to pay all expenses, fees and taxes in connection with (i) the preparation of the Preliminary Memorandum and the Final Memorandum, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to FBR (including costs of mailing and shipment), (ii) the preparation, issuance, sale and delivery of the Shares, including any stock or other transfer taxes or duties payable upon the sale of the Resale Shares to FBR, (iii) the printing of this Agreement and any dealer agreements, and the reproduction and/or printing and furnishing of copies of each thereof to dealers (including costs of mailing and shipment) (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including any filing fees or legal fees of FBR related to such qualification), and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to FBR and to dealers, (v) the designation of the Shares as PORTAL-eligible securities by PORTAL, (vi) all fees and disbursements of counsel and accountants for the Company, (vii) the fees and expenses of any transfer agent or registrar for the Common Stock, (viii) costs of background investigations, (ix) the costs and expenses of the Company incurred in connection with the marketing of the Shares, including 100% of the cost of any aircraft chartered in connection with the roadshow and expenses of Company personnel, including but not limited to, all out-of-pocket expenses, hotel accommodations and transportation of its personnel, and (x) performance of the Company's other obligations hereunder; FBR shall be responsible for all fees and disbursements of its legal counsel, except with regard to Section 5(k)(iv), and all costs and expenses of FBR incurred in connection with the marketing of the Shares, including but not limited to, all out-of-pocket expenses, hotel accommodations and transportation (other than chartered aircraft) of its personnel;

          (l)    to use reasonable efforts in cooperation with FBR to obtain permission for the Shares (other than Shares offered and sold in accordance with Regulation S) to be eligible for clearance and settlement through DTC, and for the Shares sold in accordance with Regulation S to be eligible for clearance and settlement through the Euroclear System and Clearstream Banking, société anonyme, Luxembourg;

          (m)  in connection with Resale Shares offered and sold in an offshore transaction (as defined in Regulation S), not to register any transfer of such Resale Shares not made in accordance with the provisions of Regulation S and not, except in accordance with the provisions of Regulation S, if applicable, to issue any such Resale Shares in the form of definitive securities;

          (n)   to refrain until the earlier of (i) 180 days after the closing of this Offering and 60 days after the effective date of the Shelf Registration Statement, without the prior written consent of FBR (which will not be unreasonably withheld), from (i) issuing, offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the sale of, lending or otherwise disposing of or transferring, directly or indirectly, any equity securities of the Company or any securities convertible into or exercisable or exchangeable for equity securities of the Company, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or other arrangement that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) the offer and sale of the Shares hereunder, (ii) the registration and sale of the Shares whether on the Shelf Registration Statement or on a registration statement filed in connection with an underwritten initial public offering, in each case, in accordance with the terms of the Registration Rights Agreement, (iii) the issuance of any shares of Common Stock upon the exercise of any options or other awards under the Company's incentive plans, or (iv) the grant of options, restricted stock or other awards under the Company's incentive plans described in the Final Memorandum;

          (o)   if the Resale Shares are not delivered by the Company to FBR for any reason other than the termination of this Agreement pursuant to clauses (ii) through (v) of the first paragraph of Section 7 hereof or the default by FBR in its obligations hereunder, to reimburse FBR for all of its out-of-pocket expenses relating to the transactions contemplated hereby, including the reasonable fees and disbursements of its legal counsel;

          (p)   that, from and after the Closing Time, the Company shall have in place and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (q)   that the Company will conduct its affairs in such a manner so as to ensure that the Company will not be an "investment company" or an entity "controlled" by an investment company within the meaning of the Investment Company Act; and

          (r)   that, as soon as reasonably practicable following completion of the transactions contemplated hereunder, to use commercially reasonable efforts to cause the Company's board of directors to approve any changes to the corporate governance policies and procedures that may be required by law prior to filing any registration statement with the Commission.

        6.    Conditions of FBR's Obligations.    The obligations of FBR hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company on the date hereof, at the Closing Time and each Secondary Closing Time (if any) (which representations and warranties (a) if qualified by materiality. shall be true and correct, and (b) if not qualified by materiality, shall be true and correct in all material respects), (ii) the accuracy of the statements of the Company's officers made in any certificate pursuant to the provisions hereof as of the date of such certificate, (iii) the performance by the Company of its covenants and other obligations hereunder and (iv) the following other conditions:

          (a)   The Company shall furnish to FBR at the Closing Time an opinion of Andrews Kurth LLP, counsel for the Company, addressed to FBR and dated the Closing Time, in form and substance reasonably satisfactory to FBR. Such opinion shall indicate that it is being rendered to FBR at the request of the Company.

          (b)   FBR shall have received from Ehrhardt, Keefe, Steiner & Hottman LLP, "comfort" letters dated, respectively, as of the date hereof and the Closing Time, addressed to FBR and the board of directors of the Company and in a form and substance reasonably satisfactory to FBR.

          (c)   FBR shall have received at the Closing Time a favorable opinion of Akin Gump Strauss Hauer & Feld LLP, counsel for FBR, dated the Closing Time, in form and substance reasonably satisfactory to FBR.

          (d)   FBR shall have received from the Reserve Engineers letters dated, respectively, as of the date hereof and the Closing Time, addressed to FBR and in form and substance satisfactory to FBR.

          (e)   Prior to the Closing Time or any Secondary Closing Time, (i) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and (ii) the Final Memorandum and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (f)    Between the time of execution of this Agreement and the Closing Time or any Secondary Closing Time, (i) no event, circumstance or change constituting a Material Adverse Effect shall have occurred or become known, (ii) no transaction which is material to the Company shall have been entered into by the Company that has not been fully and accurately disclosed in the Final Memorandum, or any amendment or supplement thereto; and (iii) no order or decree preventing the use of the Final Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act shall have been issued.

          (g)   The Company shall have delivered to FBR a certificate, executed by the secretary of the Company and dated as of the Closing Time, as to (i) the resolutions adopted by the Company's board of directors in form and substance reasonably acceptable to FBR, (ii) the Company's certificate of incorporation, as amended and (iii) the Company's bylaws, as amended, each as in effect at the Closing Time.

          (h)   The Company shall have delivered to FBR a certificate, executed by its chief executive officer and chief financial officer to the effect that the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing Time as though made on and as of such date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), the conditions set forth in subsections (e) and (f) of this Section 6 shall have been satisfied and be true and correct as of the Closing Time, and the Company shall have complied with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Time.

          (i)    On or before the Closing Time, FBR shall have received the Registration Rights Agreement executed by the Company and such agreement shall be in full force and effect.

          (j)    At the time of execution and delivery of this Agreement, FBR shall have received from each of the individuals and entities listed on Annex 1 hereto, a written agreement (a "Lock-up Agreement") in substantially the form attached hereto as Exhibit B.

          (k)   At each Secondary Closing Time, FBR shall have received:

            (i)    a certificate, dated as of each Secondary Closing Time, of the Company, substantially to the same effect as the certificate delivered at the Closing Time pursuant to subsection (h) of this Section 6, subject to any exceptions that, in the reasonable judgment of FBR, are not material.

            (ii)   the opinion of Andrews Kurth LLP, in form and substance satisfactory to FBR, dated as of each Secondary Closing Time relating to the Option Shares, as applicable, and otherwise substantially to the same effect as the opinions required by subsection (a) of this Section 6.

            (iii)  a "comfort" letter from Ehrhardt, Keefe, Steiner & Hottman LLP, in form and substance satisfactory to FBR, dated as of each Secondary Closing Time, substantially the same in scope and substance as the letter furnished to FBR and the board of directors of the Company pursuant to subsection (b) of this Section 6, except that the "specified date" in the letter furnished pursuant to this subsection (k)(iii) shall be a date not more than five days prior to such Secondary Closing Time.

            In the event that any "comfort" letter referred to in subsection (b) of this Section 6 or this subsection (k)(iii) sets forth any such changes, decreases or increases that, in the reasonable discretion of FBR, are likely to result in a Material Adverse Effect, it shall be a further condition to the obligations of FBR that such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless FBR deems such explanation unnecessary. References to the Final Memorandum with respect to any "comfort" letter referred to in this Section 6 shall include any amendment or supplement thereto at the date of such letter.

            (iv)  the opinion of Akin Gump Strauss Hauer & Feld LLP, dated as of each Secondary Closing Time, relating to the Option Shares, as applicable, and otherwise to the same effect as the opinion required by subsection (c) of this Section 6.

          (l)    The Company shall have furnished to FBR such other documents and certificates as to the accuracy and completeness of any statement in the Final Memorandum or any amendment or supplement thereto, and any additional matters as the Closing Time or any Secondary Closing Time, as FBR may reasonably request.

          (m)  The Shares to be resold by FBR to QIBs pursuant to Rule 144A under the Securities Act shall have been designated as PORTAL-eligible securities by PORTAL.

          (n)   Each Subscription Agreement and purchase letter shall remain in full force and effect and no event shall have occurred giving any party the right to terminate any such agreement pursuant to the terms thereof, unless, in FBR's sole discretion, in the event that such an agreement is no longer in full force and effect, the Shares covered by such agreement may be reallocated to purchasers who subscribed for additional Shares under agreements that are in full force and effect.

        7.    Termination.    The obligations of FBR hereunder shall be subject to termination in the absolute discretion of FBR, at any time prior to the Closing Time or any Secondary Closing Time, if (i) any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, (ii) trading in securities in general on any exchange or national quotation system shall have been suspended or minimum prices shall have been established on such exchange or quotation system, (iii) there has been a material disruption in the securities settlement, payment or clearance services in the United States, (iv) a banking moratorium shall have been declared either by the United States or New York State authorities, or (v) if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions of such magnitude in its effect on the financial markets of the United States as, in the judgment of FBR, to make it impracticable to market the Shares.

        If FBR elects to terminate this Agreement as provided in this Section 7, the Company shall be notified promptly by letter or fax.

        If the sale to FBR of the Resale Shares, as contemplated by this Agreement, is not carried out by FBR for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, (i) the Company shall not be under any obligation or liability to FBR under this Agreement (except to the extent provided in Sections 5(k), 5(p) and 8 hereof), (ii) and FBR shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof).

        8.    Indemnity.

          (a)   The Company agrees to indemnify, defend and hold harmless FBR and its affiliates, and their respective directors, officers, representatives and agents, and any person who controls FBR within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, FBR or any such controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement made by the Company herein, (ii) any breach by the Company of any covenant set forth herein, or (iii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum or the Final Memorandum, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and made in reliance upon and in conformity with information furnished in writing by FBR to the Company expressly for use in such Preliminary Memorandum or Final Memorandum (that information being limited to that described in the last sentence of Section 8(b) hereof).

          (b)   FBR agrees to indemnify, defend and hold harmless the Company and its directors and officers and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and made in reliance upon and in conformity with information furnished in writing by FBR to the Company expressly for use in the Preliminary Memorandum or Final Memorandum (or in any amendment or supplement thereof by the Company), such information being limited to the following: the two paragraphs on the cover page immediately preceding FBR's name, and, under the section heading "Plan of Distribution," the second sentence of the first paragraph, the second paragraph, the fourth sentence of the seventh paragraph and the eighth paragraph.

          (c)   If any action is brought against any person or entity (each an "Indemnified Party"), in respect of which indemnity may be sought pursuant to Section 8(a) or (b) above, the Indemnified Party shall promptly notify the party(ies) obligated to provide such indemnity (each an "Indemnifying Party") in writing of the institution of such action and the Indemnifying Party shall assume the defense of such action, including the employment of counsel and payment of expenses; provided that the failure so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to any Indemnified Party unless and to the extent the Indemnifying Party did not otherwise know of such action and such failure results in the forfeiture by the Indemnifying Party of rights and defenses that would have had material value in the defense. The Indemnified Party(ies) shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action or the Indemnifying Party shall not have employed counsel to have charge of the defense of such action within a reasonable time or such Indemnified Party(ies) shall have reasonably concluded (based on the advice of counsel) that counsel selected by the Indemnifying Party has an actual conflict of interest or there may be defenses available to the Indemnified Party(ies) which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party(ies)), in any of which events such fees and expenses shall be borne by the Indemnifying Party and paid as incurred (it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of counsel (in addition to local counsel) for the Indemnified Party in any one action or series of related actions in the same jurisdiction representing the Indemnified Parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Indemnifying Party shall not be liable for any settlement of any such claim or action effected without its written consent. The Indemnifying Party shall have the right to settle any such claim or action for itself and any Indemnified Party so long as the Indemnifying Party pays any settlement payment and such settlement (i) includes a complete and unconditional release of the Indemnified Party from all losses, expenses, claims, damages, injunctions, liability and other obligations with respect to any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnified Party.

          (d)   If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party under subsections (a) and (b) of this Section 8 in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and FBR, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of FBR, on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and FBR, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of initial purchaser discounts and commissions but before deducting expenses) received by the Company bear to the discounts and commissions received by FBR. The relative fault of the Company, on the one hand, and of FBR, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by FBR and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

          (e)   The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 8, FBR shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares were initially offered (either in the Exempt Resales or to subscribers in the Private Placement) exceeds the amount of any damages which FBR has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f)    The indemnity and contribution agreements contained in this Section 8 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of FBR or its affiliates, or their respective directors, officers, representatives and agents, or any person who controls FBR within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company or its directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. Each party to this Agreement agrees promptly to notify the other party of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of their respective officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Final Memorandum.

        9.    Notices.    Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or by telegram and:

          (a)   if to FBR, shall be sufficient in all respects if delivered or sent to Friedman, Billings, Ramsey & Co., Inc., 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention: Compliance Department, (facsimile: 703-312-9698); with a copy to Akin Gump Strauss Hauer & Feld, LLP, 590 Madison Avenue, New York, New York 10022, Attention: Mark Zvonkovic (facsimile: 212-872-1002); and

          (b)   if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 1 E. Alger, Sheridan, WY 82801 Attention: Peter G. Schoonmaker, Chief Executive Officer (facsimile: 307-673-9711); with a copy to Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, TX 77002, Attention: David Buck (facsimile: 713-238-7126).

        10.    GOVERNING LAW.    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. The parties hereto agree to be subject to, and hereby irrevocably submit to, the nonexclusive jurisdiction of any United States federal or New York state court sitting in New York, New York, in respect of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein, and irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. Each of the parties hereto irrevocably waives, to the fully extent permitted by applicable law, any objection to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in any inconvenient forum.

        11.    Headings.    The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

        12.    Amendments and Waivers.    Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

        13.    Successors.    This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

        14.    Severability.    In the event that any one or more of the provisions contained herein is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, but only to the extent that giving effect to such provision and the remaining provisions hereof is in accordance with the intent of the parties as reflected in this Agreement.

        15.    Entire Agreement.    This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the matters and transactions contemplated hereby and thereby and supersede all prior agreements and understandings whatsoever relating to such matters and transactions, including any engagement letter that may have been executed in connection with the transactions contemplated hereby.

        16.    Parties at Interest.    The Agreement herein set forth has been and is made solely for the benefit of FBR and the Company and the controlling persons, directors and officers referred to in Section 8 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, in its capacity as such, from FBR) shall acquire or have any right under or by virtue of this Agreement.

        17.    Counterparts.    This Agreement may be signed by the parties in counterparts, which together shall constitute one and the same agreement among the parties. Signatures may be executed by facsimile.

[SIGNATURE PAGE FOLLOWS]

        If the foregoing correctly sets forth the understanding among the Company and FBR, please so indicate in the space provided below for the purpose, whereupon this letter shall constitute a binding agreement between the Company and FBR.

Very truly yours,
PINNACLE GAS RESOURCES, INC.
By:	/s/ PETER G. SCHOONMAKER
Name:	Peter G. Schoonmaker
Title:	Chief Executive Officer and President

[SIGNATURE PAGE TO PURCHASE/PLACEMENT AGREEMENT]

Accepted and agreed to as of the date first above written:
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
By:	/s/ JAMES R. KLEEBLATT
Name:	James R. Kleeblatt
Title:	Senior Managing Director

[SIGNATURE PAGE TO PURCHASE/PLACEMENT AGREEMENT]

ANNEX I

Steven A. Webster
Peter G. Schoonmaker
Ronald T. Barnes
Robert L. Cabes, Jr.
Jeffrey P. Gunst
Sylvester P. Johnson, IV
Keith G. Larsen
Mark J. Larsen
F. Gardner Parker
Susan C. Schnabel
U.S. Energy Corporation
Crested Corp.
CCBM, Inc.

Each of the following DLJ Entities:

1.
DLJ Merchant Banking Partners III, L.P.

2.
DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III, C.V.;

3.
DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III-1, C.V. and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-1, C.V.;

4.
DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III-2, C.V. and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-2,C.V.;

5.
DLJ MB Partners III GmbH & Co. KG;

6.
Millennium Partners II, L.P.; and

7.
MBP III Plan Investors, L.P.

Annex-1

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

A-1

EXHIBIT B

FORM OF LOCK-UP AGREEMENT

March    , 2006

Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street North, 18th Floor
Arlington, Virginia 22209

Ladies and Gentlemen:

        The undersigned understands and agrees as follows:

        1.     Friedman, Billings, Ramsey & Co., Inc. ("FBR") proposes to enter into a Purchase/Placement Agreement (the "Agreement") with Pinnacle Gas Resources, Inc., a Delaware corporation (the "Company"), providing for (a) the initial purchase by FBR of shares of the Company's common stock, $0.01 par value per share, and the resale of such shares by FBR to certain eligible purchasers, (b) the direct sale by the Company of shares of its common stock to certain accredited investors, and (c) an option for FBR to purchase or place additional shares of the Company's common stock either for resale by FBR to certain eligible purchasers or for direct sale by the Company to certain accredited investors (all of such shares of the Company's common stock are collectively referred to as the "Shares" and the transactions referred to in (a), (b) and (c) above are collectively referred to as the "Offering"), in each case, in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

        2.     In connection with the Offering and pursuant to the terms of a Registration Rights Agreement to be entered into in connection with the closing of the Offering, the Company has agreed to file with the Securities and Exchange Commission a registration statement providing on Form S-1 for the resale of the Shares under the Securities Act (the "Shelf Registration Statement").

        3.     In recognition of the benefit that the Offering will confer upon the undersigned and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the undersigned, the undersigned hereby agrees that, without the prior written consent of FBR (which consent may be withheld or delayed in FBR's sole discretion), he, she or it will refrain until the earlier of (i) 180 days after the closing of the Offering and (ii) 60 days after the initial effective date of the Shelf Registration Statement, from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the sale of, lending or otherwise disposing of or transferring, directly or indirectly, any equity securities of the Company, or any securities convertible into or exercisable or exchangeable for equity securities of the Company, or (ii) entering into any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock of the Company or such other securities, in cash or otherwise.

        Notwithstanding the foregoing, subject to applicable securities laws and the restrictions contained in the Company's second amended and restated certificate of incorporation or amended and restated bylaws, the undersigned may transfer any securities of the Company (including, without limitation, common stock) as follows: (i) pursuant to the exercise and issuance of options; (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein; (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein; (iv) as a distribution to affiliates, stockholders, partners or members of the undersigned, provided that such affiliates, stockholders, partners or members agree to be bound in writing by the restrictions set forth herein; (v) any transfer required under any benefit plans or the Company's amended and restated bylaws; (vi) as required by participants in the Company's stock incentive plan in order to reimburse or pay federal income tax and withholding obligations in connection with vesting of stock grants; (vii) as collateral for any loan, provided that the lender agrees in writing to be bound by the restrictions set forth in herein; or (viii) with respect to sales of securities acquired after the Closing Time in the open market. For purposes of this agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, this Lock-Up Agreement shall not apply to (1) the registration of shares of common stock beneficially owned by the undersigned immediately after the closing of the Offering on the Shelf Registration Statement filed in connection with the Offering or (2) the registration of shares of common stock in an underwritten initial public offering of the Company's common stock, in each case, pursuant to the undersigned's existing piggyback rights, if any, set forth in the Amended and Restated Securityholders Agreement.

        For the avoidance of doubt, nothing shall prevent the undersigned from, or restrict the ability of the undersigned to, (i) purchase common stock on the open market or (ii) exercise any options or other convertible securities granted under any benefit plan of the Company.

        4.     The undersigned acknowledges that FBR is relying on the agreements of the undersigned set forth herein in making its decision to enter into the Agreement and to continue its efforts in connection with the Offering.

        5.     This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

        6.     This Lock-Up Agreement may be executed in one or more counterparts and delivered by facsimile, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the undersigned has executed this Lock-Up Agreement, or caused this Lock-Up Agreement to be executed, as of the date first written above.

Very truly yours,

Name:
Title:

(Address)

QuickLinks

  EXHIBIT 10.18
PURCHASE/PLACEMENT AGREEMENT
ANNEX I
EXHIBIT A REGISTRATION RIGHTS AGREEMENT
EXHIBIT B FORM OF LOCK-UP AGREEMENT